Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports First Fiscal Quarter Results

Sunnyvale, CA (July 21, 2009) - Supertex, Inc. (NASDAQ: SUPX) today reported financial results for the first fiscal quarter ended June 27, 2009. Net sales for the first fiscal quarter were $13,555,000, a 10% decrease, compared to the prior quarter of $15,010,000 and a 40% decrease compared to $22,751,000 in the same quarter last year. On a GAAP basis, net income in the first fiscal quarter was $905,000, or $0.07 per diluted share, as compared with $944,000 or $0.07 per diluted share in the prior fiscal quarter, and $4,440,000 or $0.34 per diluted share in the same fiscal quarter of the prior fiscal year.

Non-GAAP earnings per diluted share for the first quarter of fiscal 2010 were $0.13, excluding pre-tax employee stock-based compensation of $820,000, compared to $0.12 in the prior quarter, excluding pre-tax employee stock-based compensation of $722,000, and $0.39 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $668,000.

“Despite the soft global economy we are pleased to report that sales of our high voltage LED driver ICs for backlighting LCD TVs, which have been ramping up during the past two quarters, continued to increase. Total LED lighting and backlighting sales grew 45% sequentially to nearly $2,900,000,” stated Dr. Henry C. Pao, President and CEO. “As mentioned in our fiscal 2009 fourth quarter earnings release, LCD TVs with LED backlighting are ramping into volume production for the fall season. During this quarter we’ve added two new customers, and we expect sales of our LED driver ICs for backlighting these LCD TVs to experience further growth.”

“The global recession continued to dampen sales in most of our other target markets last quarter,” added Dr. Henry C. Pao. “Sales of our medical electronics products, imaging products, telecom and industrial electronics products decreased 16%, 14%, 12% and 31%, respectively compared to the prior quarter, although medical ultrasound product sales continued to perform well in China. Recently, one of our major medical ultrasound customers indicated that orders for their products are improving. Sales of our commercial printer products, which are reported under our imaging product line, were lower due to reduced demand from customers; however inventory has been depleted at one of our major customers so we expect higher order rates from that customer in the near term. Our EL inverter products, also part of our imaging product line, grew 48% sequentially and our major customer in this market also expects to ramp up production in the September quarter. Sales of our high voltage ICs for industrial and other markets were lower due to the weak global economy.”

 “For the second quarter of fiscal 2010, we forecast our overall sales to be modestly higher than the prior quarter, however, this forecast is subject to more uncertainty than is typical due to the continued lack of order visibility and short lead times from our customers.” Dr. Pao further commented, “We are controlling and holding expenses down in order to maintain profitability and grow cash. Our gross margin increased to 53% from 42% in the prior quarter due to increased fab and test capacity utilization. R&D spending was higher due to increased new product development and introduction activities. Our tax rate was 19% due to a higher proportion of profit earned by our Hong Kong subsidiary which has a lower tax rate and to the effects of R&D credits and tax exempt interest on our cash investments. Short term cash grew by $5,300,000, of which $3,000,000 was from partial redemptions at par value of two of our AAA rated student loan-backed auction rate securities and $2,300,000 was generated from operating, investing and financing activities.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates". Examples of forward-looking statements include our expectations that sales of our LED driver ICs for backlighting the LCD TVs will experience further growth, that we will experience higher order rates from a major customer of our commercial printing products in the near term, that our major EL inverter customer will ramp up production in the September quarter, and that our overall sales for fiscal 2010 second quarter will be modestly higher than the prior quarter.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the general economy recovers and whether demand for high end consumer products like LCD TVs recovers at the same time and rate, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, and whether we encounter production issues in device manufacturing or moving new products from engineering into production, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on July 21, 2009, following the earnings release.  President and CEO, Dr. Henry C. Pao, VP, Marketing, Ahmed Masood and VP, Finance & CFO, Phil Kagel, will present an overview of the first fiscal quarter, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-894-5910 (domestic) or 785-424-1052 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 31 days immediately following the conference call until 11:59 P.M. EDT, August 20, 2009 at 800-374-0934 (domestic) and 402-220-0680 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage analog and mixed signal products for use in the medical, LED lighting, imaging, industrial and  telecommunications industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation determined in accordance with FAS 123R - Accounting for Stock Based Compensation.  Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding stock-based compensation, R&D expense excluding stock-based compensation, and SG&A expense excluding stock-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are the form of equity compensation we presently utilize and they are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	June 27, 2009	March 28, 2009
	(in thousands)
ASSETS
Cash and cash equivalents	$19,353	$24,244
Short term investments	43,475	33,294
Accounts receivable, net	7,499	8,115
Inventories, net	16,645	15,700
Deferred income taxes	7,625	7,625
Prepaid income taxes	4,588	4,588
Prepaid expenses and other current assets	1,946	1,654
Total current assets	101,131	95,220
Long term investments, net	80,103	79,496
Property, plant and equipment, net	7,927	8,473
Other assets	388	389
Deferred income taxes	5,301	6,726
TOTAL ASSETS	$194,850	$190,304

LIABILITIES
Trade accounts payable	$3,423	$2,934
Accrued salaries, wages and employee benefits	9,618	8,909
Other accrued liabilities	969	888
Deferred revenue	3,414	3,276
Income taxes payable	527	1,882
Total current liabilities	17,951	17,889
Income taxes payable, noncurrent	4,951	4,839
Total liabilities	22,902	22,728

SHAREHOLDERS' EQUITY
Common stock	60,749	59,549
Accumulated other comprehensive loss	(3,227)	(5,494)
Retained earnings	114,426	113,521
Total shareholders' equity	171,948	167,576
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$194,850	$190,304

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three Months Ended
	(in thousands, except per share amounts)
	June 27, 2009	June 28, 2008
Net sales	$13,555	$22,751
Cost of sales(1)	6,425	10,000
Gross profit	7,130	12,751
Research and development(1)	4,005	4,037
Selling, general and administrative(1)	2,790	3,796
Income from operations	335	4,918
Interest and other income (expense), net	786	975
Income before income taxes	1,121	5,893
Provision for income taxes	216	1,453
Net income	$905	$4,440
Net income per share:
Basic	$0.07	$0.35
Diluted	$0.07	$0.34
Shares used in per share computation:
Basic	12,884	12,779
Diluted	12,965	12,881

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$148	$104
Research and development	$389	$295
Selling, general and administrative	$283	$269

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

	Three Months Ended
	(in thousands, except per share amounts)
	June 27, 2009	June 28, 2008
GAAP net income	$905	$4,440
Adjustment for stock-based compensation included in:
Cost of sales	148	104
Research and development	389	295
Selling, general and administrative	283	269
Subtotal	820	668
Tax effect of stock-based compensation	(25)	(22)
Non-GAAP net income excluding employee stock-based compensation	$1,700	$5,086

Non-GAAP net income per share:
Basic	$0.13	$0.40
Diluted	$0.13	$0.39
Shares used in per share computation:
Basic	12,884	12,779
Diluted	12,965	12,881

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)

	Three Months Ended
	(in thousands, except per share amounts)
	June 27, 2009	June 28, 2008
Shares used in per share computation:
Diluted	12,965	12,881

DILUTED:
GAAP net income per share	$0.07	$0.34
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01
Research and development	0.03	0.02
Selling, general and administrative	0.02	0.02
Provision for income taxes	(0.00)	(0.00)
Non-GAAP net income per share excluding employee stock-based compensation	$0.13	$0.39